Exhibit 99.1

Stifel Reports Third Quarter 2025 Results

ST. LOUIS, MO, October 22, 2025 – Stifel Financial Corp. (NYSE: SF) today reported net revenues of $1.4 billion for the three months ended September 30, 2025, compared with $1.2 billion a year ago. Net income available to common shareholders was $202.1 million, or $1.84 per diluted common share, compared with $149.2 million, or $1.34 per diluted common share for the third quarter of 2024. Non-GAAP net income available to common shareholders was $214.4 million, or $1.95 per diluted common share for the third quarter of 2025.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “Our third-quarter results once again highlight the strength of Stifel’s balanced business model and disciplined execution. We delivered record net revenue of more than $1.4 billion and $1.95 in earnings per share, the third highest in our history, driven by record results in Global Wealth Management and a 34% increase in Institutional revenue. As we enter year-end, I’m optimistic about the opportunities ahead. With record investment banking pipelines, record client assets, and an integrated wealth and banking platform that continues to gain momentum, Stifel is well positioned to build on its success.”

Highlights

The Company reported record net revenues of $1.43 billion, driven by higher investment banking revenues, transactional revenues, asset management revenues, and net interest income.

Non-GAAP net income available to common shareholders of $1.95 per diluted common share.

Investment banking revenues increased 33% over the year-ago quarter.

Capital raising revenues increased 36% over the year-ago quarter.

Advisory revenues increased 31% over the year-ago quarter.

Transactional revenues increased 20% over the year-ago quarter.

Record asset management revenues increased 13% over the year-ago quarter.

Record client assets of $544.0 billion, up 10% over the year-ago quarter.

Recruited 33 financial advisors during the quarter, including 16 experienced employee advisors and 1 experienced independent advisor.

Non-GAAP pre-tax margin of 21.2%.

Annualized return on tangible common equity (ROTCE) (5) of 24.3%.

Tangible book value per common share (7) of $34.99, up 4% from prior year.

Financial Summary (Unaudited)
(000s)	3Q 2025	3Q 2024	9m 2025	9m 2024

GAAP Financial Highlights:

Net revenues	$1,429,396	$1,224,668	$3,969,151	$3,605,638

Net income (1)	$202,051	$149,185	$391,457	$459,413

Diluted EPS (1)	$1.84	$1.34	$3.56	$4.16

Comp. ratio	58.8%	58.6%	59.1%	58.8%

Non-comp. ratio	21.2%	23.7%	26.7%	22.8%

Pre-tax margin	20.0%	17.7%	14.2%	18.4%

Non-GAAP Financial Highlights:

Net revenues	$1,429,398	$1,225,351	$3,969,231	$3,606,330

Net income (1) (2)	$214,419	$166,270	$454,281	$506,186

Diluted EPS (1) (2)	$1.95	$1.50	$4.13	$4.58

Comp. ratio (2)	58.0%	58.0%	58.0%	58.0%

Non-comp. ratio (2)	20.8%	22.8%	25.9%	22.1%

Pre-tax margin (3)	21.2%	19.2%	16.1%	19.9%

ROCE (4)	17.0%	13.7%	12.2%	14.4%

ROTCE (5)	24.3%	19.5%	17.3%	20.7%

Global Wealth Management (assets and loans in millions)

Net revenues	$907,440	$827,116	$2,603,630	$2,418,751

Pre-tax net income	$342,650	$301,703	$775,111	$891,624

Total client assets	$544,010	$496,298

Fee-based client assets	$219,178	$190,771

Bank loans (6)	$21,635	$20,633

Institutional Group

Net revenues	$500,435	$372,401	$1,305,143	$1,114,498

Equity	$296,677	$222,459	$753,037	$646,570

Fixed Income	$203,758	$149,942	$552,106	$467,928

Pre-tax net income	$89,291	$41,797	$177,762	$127,719

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271-3610 | www.stifel.com/investor-relations

Global Wealth Management

Global Wealth Management reported record net revenues of $907.4 million for the three months ended September 30, 2025 compared with $827.1 million during the third quarter of 2024. Pre-tax net income was $342.7 million compared with $301.7 million in the third quarter of 2024.

Highlights

Recruited 33 financial advisors during the quarter, including 16 experienced employee advisors, and 1 experienced independent advisor, with total trailing 12 month production of $18.9 million.

Record client assets of $544.0 billion, up 10% over the year-ago quarter.

Fee-based client assets of $219.2 billion, up 15% over the year-ago quarter.

Net revenues increased 10% from a year ago:

Transactional revenues increased 5% over the year-ago quarter reflecting an increase in client activity.

Asset management revenues increased 13% over the year-ago quarter reflecting higher asset values and net new asset growth.

Net interest income increased 7% over the year-ago quarter driven by balance sheet growth, partially offset by lower interest rates and changes in the deposit mix.

Total Expenses:

Compensation expense as a percentage of net revenues remained consistent with a year ago.

Provision for credit losses was primarily impacted by overall loan growth in the retained portfolio and specific reserves on individual credits.

Non-compensation operating expenses as a percentage of net revenues decreased to 13.5% primarily as a result of revenue growth and lower litigation-related expenses over the year-ago quarter, partially offset by an increase in the provision for credit losses.

Summary Results of Operations

(000s)	3Q 2025	3Q 2024

Net revenues	$907,440	$827,116

Transactional revenues	203,078	192,727

Asset management	431,363	382,309

Net interest income	257,327	240,825

Investment banking	6,529	6,217

Other income	9,143	5,038

Total expenses	$564,790	$525,413

Compensation expense	441,626	403,205

Provision for credit losses	8,316	5,287

Non-comp. operating expenses	114,848	116,921

Pre-tax net income	$342,650	$301,703

Compensation ratio	48.7%	48.7%

Non-compensation ratio	13.5%	14.8%

Pre-tax margin	37.8%	36.5%

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Institutional Group

Institutional Group reported net revenues of $500.4 million for the three months ended September 30, 2025 compared with $372.4 million during the third quarter of 2024. Pre-tax net income was $89.3 million compared with $41.8 million in the third quarter of 2024.

Highlights

Investment banking revenues increased 34% from a year ago:

Advisory revenues increased 31% from the year-ago quarter driven by higher levels of completed advisory transactions.

Equity capital raising revenues increased 55% from the year-ago quarter driven by higher volumes as clients actively engaged in capital raising opportunities in a more constructive market environment.

Fixed income capital raising revenues increased 19% over the year-ago quarter primarily driven by higher bond issuances reflecting a more favorable financing environment.

Fixed income transactional revenues increased 55% from a year ago:

Fixed income transactional revenues increased from the year-ago quarter driven by higher realized trading gains and increased client activity.

Equity transactional revenues increased 19% from a year ago:

Equity transactional revenues increased from the year-ago quarter primarily driven by increased client activity.

Total Expenses:

Compensation expense as a percentage of net revenues decreased to 59.4% primarily as a result of higher revenues.

Non-compensation operating expenses as a percentage of net revenues decreased to 22.8% primarily as a result of revenue growth, partially offset by higher investment banking expenses, professional fees, and occupancy costs.

Summary Results of Operations

(000s)	3Q 2025	3Q 2024

Net revenues	$500,435	$372,401

Investment banking	316,954	236,965

Advisory	179,270	136,857

Equity capital raising	78,765	50,744

Fixed income capital raising	58,919	49,364

Fixed income transactional	122,567	78,974

Equity transactional	58,306	48,824

Other	2,608	7,638

Total expenses	$411,144	$330,604

Compensation expense	297,106	224,556

Non-comp. operating expenses	114,038	106,048

Pre-tax net income	$89,291	$41,797

Compensation ratio	59.4%	60.3%

Non-compensation ratio	22.8%	28.5%

Pre-tax margin	17.8%	11.2%

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Other Matters

Highlights

The Company repurchased $31.2 million of its outstanding common stock during the third quarter.

Weighted average diluted shares outstanding decreased primarily as a result of share repurchases, partially offset by the increase in the Company’s share price.

The Board of Directors declared a $0.46 quarterly dividend per share payable on September 16, 2025 to common shareholders of record on September 2, 2025.

The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock payable on September 16, 2025 to shareholders of record on September 2, 2025.

	3Q 2025	3Q 2024

Common stock repurchases

Repurchases (000s)	$31,238	$20,222

Number of shares (000s)	275	249

Average price	$113.63	$81.23

Period end shares (000s)	101,948	102,313

Weighted average diluted shares outstanding (000s)	110,058	110,994

Effective tax rate	26.1%	26.8%

Stifel Financial Corp. (8)

Tier 1 common capital ratio	14.8%	15.0%

Tier 1 risk based capital ratio	17.6%	17.9%

Tier 1 leverage capital ratio	11.1%	11.3%

Tier 1 capital (MM)	$4,267	$4,159

Risk weighted assets (MM)	$24,235	$23,183

Average assets (MM)	$38,332	$36,813

Quarter end assets (MM)	$41,687	$38,935

Agency	Rating	Outlook

Fitch Ratings	BBB+	Stable

S&P Global Ratings	BBB	Stable

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Conference Call Information

Stifel Financial Corp. will host its third quarter 2025 financial results conference call on Wednesday, October 22, 2025, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (866) 409-1555 and referencing conference ID 2769458. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners and Miller Buckfire business divisions; Keefe, Bruyette & Woods, Inc.; and Stifel Independent Advisors, LLC. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Summary Results of Operations (Unaudited)

	Three Months Ended					Nine Months Ended

(000s, except per share amounts)	9/30/2025	9/30/2024	% Change	6/30/2025	% Change	9/30/2025	9/30/2024	% Change

Revenues:

Commissions	$ 206,075	$ 183,445	12.3	$200,669	2.7	$ 600,414	$ 552,238	8.7

Principal transactions	177,876	137,089	29.8	172,603	3.1	492,139	429,677	14.5

Investment banking	323,483	243,182	33.0	233,460	38.6	794,885	690,412	15.1

Asset management	431,399	382,616	12.7	403,608	6.9	1,244,548	1,130,849	10.1

Other income	14,228	18,705	(23.9)	3,690	285.6	28,499	39,835	(28.5)

Operating revenues	1,153,061	965,037	19.5	1,014,030	13.7	3,160,485	2,843,011	11.2

Interest revenue	481,504	510,823	(5.7)	477,056	0.9	1,434,192	1,515,803	(5.4)

Total revenues	1,634,565	1,475,860	10.8	1,491,086	9.6	4,594,677	4,358,814	5.4

Interest expense	205,169	251,192	(18.3)	206,800	(0.8)	625,526	753,176	(16.9)

Net revenues	1,429,396	1,224,668	16.7	1,284,286	11.3	3,969,151	3,605,638	10.1

Non-interest expenses:

Compensation and benefits	839,820	718,065	17.0	774,936	8.4	2,346,976	2,120,479	10.7

Non-compensation operating expenses	303,530	289,945	4.7	295,530	2.7	1,058,945	822,916	28.7

Total non-interest expenses	1,143,350	1,008,010	13.4	1,070,466	6.8	3,405,921	2,943,395	15.7

Income before income taxes	286,046	216,658	32.0	213,820	33.8	563,230	662,243	(15.0)

Provision for income taxes	74,675	58,153	28.4	58,765	27.1	143,812	174,869	(17.8)

Net income	211,371	158,505	33.4	155,055	36.3	419,418	487,374	(13.9)

Preferred dividends	9,320	9,320	0.0	9,321	(0.0)	27,961	27,961	0.0

Net income available to common shareholders	$202,051	$149,185	35.4	$145,734	38.6	$391,457	$459,413	(14.8)

Earnings per common share:

Basic	$1.96	$1.43	37.1	$1.41	39.0	$3.77	$4.41	(14.5)

Diluted	$1.84	$1.34	37.3	$1.34	37.3	$3.56	$4.16	(14.4)

Cash dividends declared per common share	$0.46	$0.42	9.5	$0.46	0.0	$1.38	$1.26	9.5

Weighted average number of common shares outstanding:

Basic	103,119	103,966	(0.8)	103,349	(0.2)	103,735	104,135	(0.4)

Diluted	110,058	110,994	(0.8)	108,847	1.1	109,918	110,457	(0.5)

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Non-GAAP Financial Measures (9)

	Three Months Ended		Nine Months Ended

(000s, except per share amounts)	9/30/2025	9/30/2024	9/30/2025	9/30/2024

GAAP net income	$211,371	$158,505	$419,418	$487,374

Preferred dividend	9,320	9,320	27,961	27,961

Net income available to common shareholders	202,051	149,185	391,457	459,413

Non-GAAP adjustments:

Merger-related (10)	12,678	17,950	45,715	43,925

Restructuring and severance (11)	4,065	1,261	31,106	11,222

Provision for income taxes (12)	(4,375)	(2,126)	(13,997)	(8,374)

Total non-GAAP adjustments	12,368	17,085	62,824	46,773

Non-GAAP net income available to common shareholders	$214,419	$166,270	$454,281	$506,186

Weighted average diluted shares outstanding	110,058	110,994	109,918	110,457

GAAP earnings per diluted common share	$1.92	$1.42	$3.82	$4.42

Non-GAAP adjustments	0.11	0.16	0.57	0.42

Non-GAAP earnings per diluted common share	$2.03	$1.58	$4.39	$4.84

GAAP earnings per diluted common share available to common shareholders	$1.84	$1.34	$3.56	$4.16

Non-GAAP adjustments	0.11	0.16	0.57	0.42

Non-GAAP earnings per diluted common share available to common shareholders	$1.95	$1.50	$4.13	$4.58

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GAAP to Non-GAAP Reconciliation (9)

	Three Months Ended		Nine Months Ended

(000s)	9/30/2025	9/30/2024	9/30/2025	9/30/2024

GAAP compensation and benefits	$839,820	$718,065	$2,346,976	$2,120,479

As a percentage of net revenues	58.8%	58.6%	59.1%	58.8%

Non-GAAP adjustments:

Merger-related (10)	(6,704)	(6,101)	(13,706)	(17,398)

Restructuring and severance (11)	(4,065)	(1,261)	(31,106)	(11,222)

Total non-GAAP adjustments	(10,769)	(7,362)	(44,812)	(28,620)

Non-GAAP compensation and benefits	$829,051	$710,703	$2,302,164	$2,091,859

As a percentage of non-GAAP net revenues	58.0%	58.0%	58.0%	58.0%

GAAP non-compensation expenses	$303,530	$289,945	$1,058,945	$822,916

As a percentage of net revenues	21.2%	23.7%	26.7%	22.8%

Non-GAAP adjustments:

Merger-related (10)	(5,972)	(11,166)	(31,929)	(25,835)

Non-GAAP non-compensation expenses	$297,558	$278,779	$1,027,016	$797,081

As a percentage of non-GAAP net revenues	20.8%	22.8%	25.9%	22.1%

Total adjustments	$16,743	$19,211	$76,821	$55,147

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Footnotes

(1)	Represents available to common shareholders.
(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(3)	Non-GAAP pre-tax margin is calculated by adding total non-GAAP adjustments and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(4)

Return on average common equity (“ROCE”) is calculated by dividing annualized net income applicable to common shareholders by average common shareholders’ equity or, in the case of non-GAAP ROCE, calculated by dividing non-GAAP net income applicable to commons shareholders by average common shareholders’ equity.

(5)

Return on average tangible common equity (“ROTCE”) is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTCE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible common equity. Tangible common equity, also a non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets were $87.2 million and $77.9 million as of September 30, 2025 and 2024, respectively.

(6)	Includes loans held for sale.
(7)

Tangible book value per common share represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(8)	Capital ratios are estimates at the time of the Company’s earnings release, October 22, 2025.
(9)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(10)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(11)	The Company recorded severance costs associated with workforce reductions in certain of its foreign subsidiaries.
(12)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

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